                                                                     EXHIBIT 4D

                                     THIRTY-THIRD

                                SUPPLEMENTAL INDENTURE

                                        FROM


                              WISCONSIN PUBLIC SERVICE
                                    CORPORATION

                                         TO


                  FIRSTAR BANK MILWAUKEE, N.A. NATIONAL ASSOCIATION
                        (SUCCESSOR TO FIRSTAR TRUST COMPANY,
                  FORMERLY KNOWN AS FIRST WISCONSIN TRUST COMPANY)
                                      TRUSTEE


                                    --------------

                            DATED AS OF DECEMBER 1, 1998


                                    --------------


                                     SUPPLEMENTAL
                                          TO
                           FIRST MORTGAGE AND DEED OF TRUST
                             DATED AS OF JANUARY 1, 1941

                         WISCONSIN PUBLIC SERVICE CORPORATION
                         THIRTY-THIRD SUPPLEMENTAL INDENTURE

                             Dated as of December 1, 1998

                                  TABLE OF CONTENTS
                                     ------------

                                                                            PAGE

     Parties . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
     Recitals. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
     Form of Bond of Collateral Series A . . . . . . . . . . . . . . . . . . .
     Form of Trustee's Certificate . . . . . . . . . . . . . . . . . . . . . .
     Form of Prepayment Record . . . . . . . . . . . . . . . . . . . . . . . .
     Further Recitals. . . . . . . . . . . . . . . . . . . . . . . . . . . . .

                                      ARTICLE I
                       FORM OF EXECUTION OF BONDS OF NEW SERIES

     Sec. 1.01     Terms of bonds of new series. . . . . . . . . . . . . . . .
     Sec. 1.02     Limitation of new series to $50,000,000 . . . . . . . . . .
     Sec. 1.03     Optional redemption of bonds of new series by Company . . .
     [Sec. 1.04    Notice of, and selection of bonds of new series for,
                   redemption] . . . . . . . . . . . . . . . . . . . . . . . .
     Sec. 1.05     Redemption in event of default under section 6.01
                   of the Senior Indenture . . . . . . . . . . . . . . . . . .
     [Sec. 1.06    Partial redemption and payments of redemption price
                   without presentation of bonds and new series] . . . . . . .
     Sec. 1.07     Company not obligated to make any transfer of bonds
                   of new series for fifteen days before any interest
                   payment date. . . . . . . . . . . . . . . . . . . . . . . .
     Sec. 1.08     Charges for transfer of bonds of new series . . . . . . . .
     Sec. 1.09     Bonds of new series may be signed by facsimile
                   signatures of Company officers. . . . . . . . . . . . . . .
     Sec. 1.10     Payment dates falling on Saturday, Sunday or
                   legal holiday . . . . . . . . . . . . . . . . . . . . . . .
     Sec. 1.11     Bonds of new series redeemed or paid not reissuable,
                   but may be basis for issuance of bonds of different
                   series, credits or cash withdrawals . . . . . . . . . . . .

                                     ARTICLE II
                                CONFIRMATION OF LIEN

     Sec. 2.01     Granting clauses and habendum . . . . . . . . . . . . . . .

                                     ARTICLE III
                         PARTICULAR COVENANTS OF THE COMPANY

     Sec. 3.01     Duly authorized by law to execute and deliver
                   Supplemental Indenture and issue bonds. . . . . . . . . . .
     Sec. 3.02     Covenant of lawful possession, right to mortgage
                   property and to maintain lien of Indenture. . . . . . . . .
     Sec. 3.03     Payment of principal and interest . . . . . . . . . . . . .
     Sec. 3.04     Nonliability of Trustee . . . . . . . . . . . . . . . . . .

                                      ARTICLE IV
                                    MISCELLANEOUS

     Sec. 4.01     Recitals not made by Trustee.  No representations
                   made by Trustee.  Trust accepted subject to terms and
                   conditions of Indenture . . . . . . . . . . . . . . . . . .
     Sec. 4.02     Supplemental Indenture to be construed as part of
                   Indenture . . . . . . . . . . . . . . . . . . . . . . . . .
     Sec. 4.03(a)  References to either party to Supplemental
                   Indenture includes successors or assigns. . . . . . . . . .
              (b)  Table of contents and descriptive headings of articles not to affect meaning . . . . . . . . . . . . . . . . . . .
     Sec. 4.04(a)  Trust Indenture Act requirements control. . . . . . . . . .
              (b)  Severability of Supplemental Indenture provisions
                    and bond provisions. . . . . . . . . . . . . . . . . . . .
     Sec. 4.05     Provisions for execution in counterparts. . . . . . . . . .
     Sec. 4.06     Supplemental Indenture effective on execution and
                   delivery. . . . . . . . . . . . . . . . . . . . . . . . . .
     Sec. 4.07     Names and addresses of debtor and secured party . . . . . .

          THIRTY-THIRD SUPPLEMENTAL INDENTURE, made as of the 1st day of December, 1998, by and between WISCONSIN PUBLIC SERVICE CORPORATION, a corporation duly organized and existing under and by virtue of the laws of the State of Wisconsin, having its principal office in the City of Green Bay in said State (hereinafter sometimes called the "Company"), party of the first part, and FIRSTAR BANK MILWAUKEE, N.A., NATIONAL ASSOCIATION (successor to Firstar Trust Company, formerly known as First Wisconsin Trust Company), a national banking association duly organized and existing under and by virtue of the laws of the United States, having its principal office in the City of Milwaukee in the State of Wisconsin, as Trustee (hereinafter sometimes called the "Trustee"), party of the second part.

          WHEREAS, the Company has heretofore executed and delivered to the predecessor of the Trustee its First Mortgage and Deed of Trust made as of January 1, 1941 (hereinafter referred to as the "1941 Mortgage") and has heretofore executed and delivered to the predecessor of the Trustee supplemental indentures dated and hereinafter referred to as follows:


        SUPPLEMENTAL INDENTURE
            DATED (AS OF)               HEREINAFTER REFERRED TO AS
        ----------------------          --------------------------

November 1, 1947  . . . . . . . . .   First Supplemental Indenture*
August 1, 1948  . . . . . . . . . .   Second Supplemental Indenture
September 1, 1949 . . . . . . . . .   Third Supplemental Indenture
November 1, 1950  . . . . . . . . .   Fourth Supplemental Indenture*
May 1, 1953 . . . . . . . . . . . .   Fifth Supplemental Indenture*
January 1, 1954 . . . . . . . . . .   Sixth Supplemental Indenture
October 1, 1954 . . . . . . . . . .   Seventh Supplemental Indenture
December 1, 1957  . . . . . . . . .   Eighth Supplemental Indenture
November 1, 1959  . . . . . . . . .   Ninth Supplemental Indenture
October 1, 1963 . . . . . . . . . .   Tenth Supplemental Indenture
June 1, 1964  . . . . . . . . . . .   Eleventh Supplemental Indenture
November 1, 1967  . . . . . . . . .   Twelfth Supplemental Indenture
April 1, 1969 . . . . . . . . . . .   Thirteenth Supplemental Indenture
August 1, 1970  . . . . . . . . . .   Fourteenth Supplemental Indenture
May 1, 1971 . . . . . . . . . . . .   Fifteenth Supplemental Indenture
August 1, 1973  . . . . . . . . . .   Sixteenth Supplemental Indenture*
September 1, 1973 . . . . . . . . .   Seventeenth Supplemental Indenture
October 1, 1975 . . . . . . . . . .   Eighteenth Supplemental Indenture
February 1, 1977  . . . . . . . . .   Eighteenth Supplemental Indenture
July 15, 1980 . . . . . . . . . . .   Twentieth Supplemental Indenture
December 1, 1980  . . . . . . . . .   Twenty-First Supplemental Indenture*
April 1, 1981 . . . . . . . . . . .   Twenty-Second Supplemental Indenture
February 1, 1984  . . . . . . . . .   Twenty-Third Supplemental Indenture
March 15, 1984  . . . . . . . . . .   Twenty-Fourth Supplemental Indenture
October 1, 1985 . . . . . . . . . .   Twenty-Fifth Supplemental Indenture
December 1, 1987  . . . . . . . . .   Twenty-Sixth Supplemental Indenture*

        SUPPLEMENTAL INDENTURE
            DATED (AS OF)               HEREINAFTER REFERRED TO AS
        ----------------------          --------------------------

September 1, 1991 . . . . . . . . .   Twenty-Seventh Supplemental Indenture
July 1, 1992  . . . . . . . . . . .   Twenty-Eighth Supplemental Indenture
October 1, 1992 . . . . . . . . . .   Twenty-Ninth Supplemental Indenture
February 1, 1993  . . . . . . . . .   Thirtieth Supplemental Indenture
July 1, 1993  . . . . . . . . . . .   Thirty-First Supplemental Indenture
November 1, 1993. . . . . . . . . .   Thirty-Second Supplemental Indenture


----------------

*Includes amendments to or modifications of certain provisions of the 1941 Mortgage.

(said 1941 Mortgage, as supplemented, amended or modified by the aforesaid Supplemental Indentures, being hereinafter referred to as the "Indenture", except as such term is differently defined and used in and for the purposes of the Form of Bond of Collateral Series A and the Form of Trustee's Certificate hereinafter set forth), whereby the Company granted, bargained, sold, warranted, released, conveyed, assigned, transferred, mortgaged, pledged, set over and confirmed unto the Trustee, and to its respective successors in trust, upon the terms, conditions and trusts therein set forth, all the property as therein described, real, personal and mixed, then owned or thereafter acquired by the Company, with certain exceptions as in the granting clauses and definitions of the Indenture set forth, to be held by the Trustee in trust, under the terms and subject to the conditions of the Indenture, as security for the bonds of the Company issued and to be issued thereunder in accordance with the provisions of the Indenture; and

          WHEREAS, Section 2.01 of the 1941 Mortgage provides that bonds may be issued thereunder in one or more series, each series to have such distinctive designation as the Board of Directors of the Company may select for such series; and

          WHEREAS, the Company has heretofore issued and there are now outstanding, in accordance with the provisions of the 1941 Mortgage and said Supplemental Indentures bonds of several series designated "First Mortgage Bonds, 8.80% Series due September 1, 2021", "First Mortgage Bonds, 6 1/8% Series due October 1, 2005", "First Mortgage Bonds, 7.30% Series due October 1, 2002", "First Mortgage Bonds, 6.80% Series due February 1, 2003", "First Mortgage Bonds, 7 1/8% Series Due July 1, 2023" and First Mortgage Bonds Due February 1, 2013; and

          WHEREAS, the Company has agreed to issue $50,000,000 in aggregate principal amount of Senior Secured Notes ____% Series Due __________, ____ (the "Related Securities") pursuant to an Indenture, dated as of December 1, 1998, between the Company and Firstar Bank Milwaukee, N.A., as trustee (the "Senior Trustee"); and

          WHEREAS, in order to secure the Company's obligations to pay principal, premium, if any, and interest on the Related Securities, the Company is desirous of providing for the issuance under the Indenture of bonds of a new series designated as "First Mortgage

Bonds, Collateral Series A", in an aggregate principal amount of not more than $50,000,000, the bonds of said series to be issued as registered bonds without coupons in any denominations that the Company may from time to time execute and deliver, the bonds of said series, the Trustee's Certificate, and the Form of Prepayment Record to be substantially in the tenor following:

                        (Form of Bond of Collateral Series A)

                         WISCONSIN PUBLIC SERVICE CORPORATION


               (Incorporated under the laws of the State of Wisconsin)
                       First Mortgage Bond, Collateral Series A

No.                                                          $
   -------------                                              -----------

THE FIRST MORTGAGE BONDS, COLLATERAL SERIES A (HEREINAFTER, "COLLATERAL BONDS"), REPRESENTED BY THIS CERTIFICATE ARE BEING ISSUED AND DELIVERED BY THE COMPANY TO FIRSTAR BANK MILWAUKEE, N.A., NATIONAL ASSOCIATION, AS TRUSTEE (IN SUCH CAPACITY, THE "SENIOR TRUSTEE") UNDER AN INDENTURE, DATED AS OF DECEMBER 1, 1998, BETWEEN THE COMPANY AND THE SENIOR TRUSTEE, AS SUPPLEMENTED BY THE FIRST SUPPLEMENTAL INDENTURE THERETO DATED AS OF DECEMBER __, 1998 (AS SO SUPPLEMENTED, THE "SENIOR INDENTURE"). THE COLLATERAL BONDS ARE TO BE HELD IN TRUST AS COLLATERAL FOR THE BENEFIT OF THE HOLDERS OF $50,000,000 AGGREGATE PRINCIPAL AMOUNT OF SENIOR SECURED NOTES ____% SERIES DUE ___________________, _____ (THE "RELATED SECURITIES") ISSUED PURSUANT TO THE SENIOR INDENTURE.

THE COLLATERAL BONDS MAY NOT BE SOLD OR OTHERWISE TRANSFERRED (EXCEPT TO A SUCCESSOR SENIOR TRUSTEE) UNTIL THE EARLIER OF THE RELEASE DATE (AS DEFINED BELOW) OR THE PRIOR RETIREMENT OF THE RELATED SECURITIES THROUGH REDEMPTION, REPURCHASE OR OTHERWISE.

THE COMPANY SHALL MAKE PAYMENTS OF THE PRINCIPAL OF, AND PREMIUM, IF ANY, AND INTEREST ON, THE COLLATERAL BONDS, TO THE SENIOR TRUSTEE, WHICH PAYMENTS SHALL BE APPLIED BY THE SENIOR TRUSTEE TO THE SATISFACTION OF OBLIGATIONS ON THE RELATED SECURITIES.

THE MATURITY DATE SPECIFIED ABOVE IS ALSO THE MATURITY DATE OF THE RELATED SECURITIES.

          WISCONSIN PUBLIC SERVICE CORPORATION, a corporation organized and existing under the laws of the State of Wisconsin (hereinafter called the Company), for value received, hereby promises to pay to FIRSTAR BANK MILWAUKEE, N.A. NATIONAL ASSOCIATION, as trustee for the benefit of the holders of Related Securities, or registered assigns (in such capacity, the "Senior Trustee"), on the ______ day of _________, ____, the
sum of _____________________ DOLLARS ($___________) in lawful money of the
United States of America, and to pay interest thereon from the date hereof at the rate of _____________ per cent (_____%) per annum, in like money, until the principal hereof becomes due and payable, said interest being payable on the _____ day of ___________ and on the _____ day of __________ in each year commencing __________, 1999. The principal and interest so payable on any ________ 1 or _________ 1 will be paid to the person or entity in whose name this bond is registered, at the address thereof as it appears on the Company's books for registration and registration of transfer.

          The provisions of this bond are continued on the reverse hereof or attached pages and such continued provisions shall for all purposes have the same effect as though fully set forth at this place.

          This bond shall not be valid or become obligatory for any purpose unless and until Firstar Bank Milwaukee, N.A., National Association (successor to First Wisconsin Trust Company), as Trustee under the Indenture, or its successors thereunder, shall have signed the certificate of authentication endorsed hereon.

          IN WITNESS WHEREOF, WISCONSIN PUBLIC SERVICE CORPORATION has caused this bond to be signed in its name by the manual or facsimile signature of its President or a Vice President and its corporate seal or a facsimile thereof to be hereto affixed and attested by the manual or facsimile signature of its Secretary or an Assistant Secretary.

Dated as of:


                                        WISCONSIN PUBLIC SERVICE CORPORATION,


                                        By:
                                           -----------------------------------
                                                   ______ President
Attest:


-----------------------------
          Secretary
----------

                           (Form of Trustee's Certificate)

          This bond is one of the bonds of the series designated therein, described in the within mentioned Indenture and Supplemental Indenture.



                             FIRSTAR BANK MILWAUKEE, N.A., NATIONAL ASSOCIATION
                                  As Trustee


                             By:
                                -------------------------------
                                    Authorized Signature


              (TEXT APPEARING ON REVERSE SIDE OF BOND OR ATTACHED PAGES)

          This bond is one of a duly authorized issue of bonds of the Company, known as its First Mortgage Bonds, of the series and designation indicated on the face hereof, which issue of bonds consists, or may consist, of several series of varying denominations, dates and tenors, all issued and to be issued under and equally secured (except in so far as a sinking fund, or similar fund, established in accordance with the provisions of the Indenture, may afford additional security for the bonds of any specific series) by a First Mortgage and Deed of Trust (herein called the "Indenture") dated as of January 1, 1941, executed by the Company to First Wisconsin Trust Company (subsequently succeeded by Firstar Bank Milwaukee, National Association, herein called the Trustee), as Trustee, to which Indenture and all instruments supplemental thereto reference is hereby made for a description of the property mortgaged and pledged, the nature and extent of the security, the rights of the holders of the bonds as to such security, and the terms and conditions upon which the bonds may be issued under the Indenture and any instruments supplemental thereto and are secured. The principal hereof may be declared or may become due on the conditions, in the manner and at the time set forth in the Indenture, upon the happening of a completed default as in the Indenture provided. This bond is one of a series created by a Supplemental Indenture (herein called the "Supplemental Indenture") dated as of ________ __, 199_, between the Company and the Trustee, which is supplemental to the Indenture.

          The Senior Trustee has agreed pursuant to the Senior Indenture to hold the Bonds of this Series as collateral for the benefit of the holders of the Related Securities under all circumstances and not to transfer (except to a successor trustee) such Bonds until the earlier of the Release Date or the prior retirement of the Related Securities through redemption, repurchase or otherwise. "Release Date" means the date on which all First Mortgage Bonds of the Company issued and outstanding under the Indenture, other than the Bonds of this Series and other Bonds pledged as security for Securities issued under the Senior Indenture (collectively "Collateral Bonds"), have been retired (at, before or after the maturity thereof) through payment, redemption or otherwise, provided that no default or event of default has occurred and is continuing under the Senior Indenture. On the Release Date, the Senior

Trustee shall deliver to the Company for cancellation all Collateral Bonds, and the Company shall cause the Senior Trustee to provide notice to all holders of Related Securities of the occurrence of the Release Date. As a result, on the Release Date, the Bonds of this Series shall cease to secure the Related Securities. Following the Release Date, the Company shall cause the Indenture to be discharged, and the Company shall not issue any additional Collateral Bonds thereunder, and from and after the Release Date, the Company's obligations in respect of the Collateral Bonds shall be satisfied and discharged.

          With the consent of the Company and to the extent permitted by and as provided in the Indenture and/or any instruments supplemental thereto, the rights and obligations of the Company and/or of the holders of the bonds, and/or terms and provisions of the Indenture and/or of any instruments supplemental thereto may be modified or altered by consent of the holders of at least seventy percent (70%) in principal amount of the bonds then outstanding under the Indenture and any instruments supplemental thereto (excluding bonds challenged and disqualified from voting by reason of the interest of the Company or of certain related persons therein as provided in the Indenture); provided that no such modification or alteration shall permit the extension of the maturity of the principal of this bond or the reduction in the rate of interest hereon or any other modification in the terms of payment of such principal or interest or the taking of certain other action as more fully set forth in the Indenture without the consent of the holder hereof.

          The Company and the Trustee may deem and treat the person in whose name this bond is registered as the absolute owner hereof for the purpose of receiving payment of or on account of the principal hereof and interest hereon and for all other purposes, and shall not be affected by any notice to the contrary.

          The bonds of this Series are [not] subject to redemption, prior to maturity, at the option of the Company [from time to time, in whole or in part on any date on or after ____________, _____, if and to the extent the Related Securities are redeemed, upon payment of ___% of the principal amount thereof, together with accrued interest thereon to the redemption date, all subject to the conditions and as more fully set forth in the Indenture and the Supplemental Indenture.]

          Notice of any such redemption shall be hand delivered or mailed not less than forty-five (45) days prior to the redemption date to the registered owner of the bonds so to be redeemed, at its address as the same shall appear on the Company's books for registration and registration of transfer, all subject to the conditions and as more fully set forth in the Indenture and in the Supplemental Indenture, except that no newspaper publication shall be required.

          In the event that an event of default under Section 6.01 of the Senior Indenture has occurred and is continuing, and the Senior Trustee has declared the principal of all of the Related Securities then outstanding immediately due and payable (or such principal has become ipso facto immediately due and payable) under Section 6.02 of the Senior Indenture, then the Company shall call for redemption and redeem all of the bonds of this series then outstanding at a price equal to 100% of the principal amount thereof, together with accrued interest thereon to the redemption date. The redemption date shall be the accelerated maturity date of the Related Securities, and no prior notice of such redemption to the Trustee or the Senior Trustee shall be required.

          This bond is nontransferable except to the Senior Trustee and successor trustees thereto. To the extent that it is transferable, it is transferable by the registered owner hereof in person or by attorney duly authorized in writing, on books of the Company to be kept for that purpose at the principal office of the Trustee at Milwaukee, Wisconsin, upon surrender hereof for cancellation at said office and upon presentation of a written instrument of transfer duly executed. Thereupon the Company shall issue in the name of the transferee, and the Trustee shall authenticate and deliver, a new registered bond or bonds without coupons of the same maturity and interest rate and of equal aggregate principal amount. Any such transfer shall be subject to the terms and conditions specified in the Indenture and the Supplemental Indenture.

          No recourse shall be had for the payment of principal of, premium, if any, or interest on this bond, or any part thereof, or of any claim based hereon or in respect hereof or of the Indenture or any instrument supplemental thereto, against any incorporator, or any past, present or future stockholder, officer or director of the Company or of any predecessor or successor corporation, either directly or through the Company, or through any such predecessor or successor corporation, or through any receiver or a trustee in bankruptcy, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as a part of the consideration for the issue hereof, expressly waived and released, as more fully provided in the Indenture.

                               (END OF TEXT OF BOND)


                             (Form of Prepayment Record)

                                  PREPAYMENT RECORD


                         PRINCIPAL AMOUNT OF BOND $__________

                          DATE OF MATURITY: __________, ____

              PREPAYMENTS ON PRINCIPAL
              ------------------------
                                                                SIGNATURE OF
                                               BALANCE           AUTHORIZED
       AMOUNT               DATE             OUTSTANDING      OFFICER AND TITLE
       ------               ----             -----------      -----------------




and

          WHEREAS, the 1941 Mortgage provides that the Company and the Trustee may enter into indentures supplemental thereto for the purposes, among others, of providing the terms and conditions of the issue of the bonds of any new series; and

          WHEREAS, the Company is presently engaged within the States of Wisconsin and Michigan in transmitting, conveying, distributing, supplying and serving electricity and gas and intends that this Supplemental Indenture shall be received for record and for filing in the appropriate public offices of said States or of any other jurisdiction in which there may be located from time to time properties intended to be subject to the lien of the Indenture in the manner and with the effect provided by their respective laws in respect to mortgages by, and security interests in existing and hereafter acquired properties of, a corporation so engaged; and

          WHEREAS, the execution and delivery of this Supplemental Indenture and the issue of bonds as in this Supplemental Indenture and the Indenture provided have been duly authorized by a resolution adopted by the Board of Directors of the Company; and

          WHEREAS, all things necessary to make the bonds of Collateral
Series A, when duly issued and executed by the Company, and authenticated and delivered by the Trustee, valid, binding and legal obligations of the Company, and to make the Indenture and this Supplemental Indenture valid, binding and legal instruments for the security thereof, have been done and performed and the issue of said bonds, as in this Supplemental Indenture and the Indenture provided, has been in all respects duly authorized;

     NOW, THEREFORE, THIS SUPPLEMENTAL INDENTURE WITNESSETH: Wisconsin Public Service Corporation, in consideration of the premises and of one dollar to it duly paid by the Trustee at or before the ensealing and delivery of these presents, the receipt whereof is hereby acknowledged, does hereby covenant and agree to and with Firstar Bank Milwaukee, National Association, as Trustee, as follows:

                                      ARTICLE I.


                      Form And Execution Of Bonds Of New Series

          SECTION 1.01. There is hereby created, for issuance under the Indenture on the date of authentication and delivery of the Related Securities, a series of bonds designated as Collateral Series A (herein sometimes referred to as the bonds of Collateral Series A), each of which shall bear the descriptive title "First Mortgage Bond, Collateral Series A". The bonds of said series shall be issued only in the form of registered bonds without coupons and shall be substantially of the tenor and purport, and in the form, hereinbefore recited. The bonds of said series shall mature on __________, ____, and shall be issued in any denominations that the Company may execute and deliver. The bonds of said series shall bear interest at the rate of _____________ percent (_____%) per annum, payable semiannually on __________ and ________ of each year commencing __________, 1999. Bonds of said series issued prior to __________, 1999 shall be dated as of __________, 1998 and bonds of said series issued on and after __________, 1999 shall be dated as provided in Section 2.09 of the 1941 Mortgage. Principal and interest will be payable to the registered owner of the bonds of said series, and at the address thereof, appearing on the Company's books for registration and registration of transfer. Said bonds will be nontransferable except to the Senior Trustee and successors thereto, if any.

          SECTION 1.02. The aggregate principal amount of all bonds of Collateral Series A which may at any time be certified, issued and outstanding shall be limited to $[50],000,000, and bonds of said series may be executed, authenticated, delivered and issued hereunder from time to time subject to the restrictions and provisions contained in this Supplemental Indenture and in the 1941 Mortgage.

          SECTION 1.03. The bonds of Collateral Series A are [not] subject to redemption prior to maturity at the option of the Company[, from time to time, in whole or in part on any date on or after __________, ____, if and to the extent the Related Securities are redeemed, upon payment of an amount equal to 100% of the principal amount thereof, together with accrued interest to the redemption date.]

          SECTION 1.04. [In the event that the Company shall desire to exercise its right to redeem and pay all or any part of the bonds of Collateral Series A pursuant to Section 1.03, it shall, except as modified herein, comply with the terms and conditions of Article XI of the Indenture with regard to the redemption of bonds of any series secured thereby, and such redemption shall be made under and subject to the terms and provisions of said Article XI and in the manner and with the effect stated therein; provided, however, (a) the Company shall specify, in accordance with the provisions of this Supplemental Indenture, those bonds of Collateral Series A which are to be redeemed if only a part thereof are to be redeemed, and payments in redemption of bonds of Collateral Series A shall be made directly by the Company to the registered owners of the bonds entitled thereto; and (b) the provisions of Section 11.03(b) of the 1941 Mortgage shall not be applicable to any such redemption. The Company shall not exercise any option to redeem on any date all or any part of the bonds of Collateral Series A unless it shall give a valid direction under the Senior Indenture for the redemption on such date of an equal amount of Related Securities. Notice of each such redemption shall be hand delivered or mailed, by certified mail, with return receipt requested, at least forty-five (45) days prior to the redemption date, to the registered owner of the bonds which are to be redeemed at its address appearing on the Company's books for registration and registration of transfer. Such delivery or mailing (but not the receipt thereof or the return of the receipt so requested) shall be a condition to the redemption of the bonds. All bonds so redeemed shall forthwith be delivered to the Trustee and cancelled, but only when the principal, premium, if any, and accrued interest thereon is paid in full. The Trustee, when required to select bonds of Collateral Series A for redemption, shall promptly notify the Company, and the Company, when selecting bonds of Collateral Series A for redemption, shall promptly notify the Trustee, in writing of the distinctive numbers of the bonds selected for redemption in whole or in part. For the purpose only of complying with the Indenture (particularly Section 11.02 thereof) in connection with the redemption of bonds of Collateral Series A, for each $1,000 principal amount of bonds authenticated and delivered hereunder there shall be assigned a number in such manner and at such time as the Trustee or the Company shall deem appropriate.]

          SECTION 1.05. The Company shall call for redemption all of the bonds of the Collateral Series A then outstanding, and shall on the redemption date therefor redeem the same at a price equal to 100% of the principal amount thereof, together with accrued interest to the redemption date, in the event that an event of default has occurred and is continuing under Section 6.01 of the Senior Indenture, and the Senior Trustee has declared the principal of all Related Securities then outstanding immediately due and payable (or such principal has become ipso facto immediately due and payable) pursuant to Section 6.02 of the Senior Indenture. The redemption date shall be the accelerated maturity date of the Related Securities;
provided, however, that such requirement of redemption shall be deemed to be waived if prior to the date fixed for such redemption of the bonds of Collateral Series A, the acceleration of the Related Securities is waived or annulled. Any provision of Article XI of the Indenture notwithstanding, no prior notice of such redemption of the bonds of Collateral Series A to the Trustee or the Senior Trustee shall be required.]

          SECTION 1.06. [Subject to the provision of Section 1.04, bonds of Collateral Series A may be redeemed in part, but the portion of any such bond so redeemed in part shall be One Thousand Dollars ($1,000) or an integral multiple thereof. In case any bond shall be redeemed in part only, payment of the redemption price of such portion of the bond of Collateral Series A shall be made by the Company (or Trustee, as the case may be) to the registered owner thereof, at its address appearing on the Company's books for registration and registration of transfer of bonds of Collateral Series A without presentation or surrender thereof, provided there is on file with the Company and Trustee (and not theretofore rescinded by written notice from such registered owner to the Company and Trustee) a written commitment from such registered owner to the effect that (1) payments will be so made, and
(2) such registered owner will make notations on such bond or a paper attached thereto of the portion thereof so redeemed. Prior to any transfer by the registered owner of any bond of Collateral Series A, the same shall be surrendered to the Company or Trustee for appropriate notation thereon of, or in exchange for a new bond or bonds for, the unredeemed balance of the principal amount thereof. The Trustee shall not be under any duty to determine that any of the notations mentioned herein have been made or be liable in any manner with respect thereto.]

          SECTION 1.07. The Company shall not be obligated to make any transfer of bonds of Collateral Series A for a period of fifteen (15) calendar days next preceding any interest payment date, or next preceding any selection by lot of bonds to be redeemed. The Company shall not be obligated to make transfers of any bonds called or being called for redemption.

          SECTION 1.08. No charge shall be made to any registered owner of any bond of Collateral Series A for any transfer of bonds of said series except for any tax or other governmental charge required to be paid in connection therewith.

          SECTION 1.09. The signatures of the President or a Vice President and of the Secretary or an Assistant Secretary upon the bonds of Collateral Series A may be facsimile signatures imprinted or otherwise reproduced on such bonds. Any such facsimile signature shall have the same effect and shall be subject to the same provisions set forth in Section 2.13 of the 1941 Mortgage as to signatures upon bonds generally.

          SECTION 1.10. In the event that an interest payment or maturity date or a date fixed for redemption of any bond of Collateral Series A shall be a Saturday, Sunday or a legal holiday or a day on which banking institutions in the city of location of the registered address of the owner are authorized by law to close, then payment of interest or principal (and premium, if any) need not be made on such date, but may be made on the next succeeding business day not a Saturday, Sunday or a legal holiday or a day upon which banking institutions in the city of location of the registered address of the owner are authorized by law to close, with the same force and effect as if made on the date of maturity, interest date, or the date fixed for redemption, and no interest shall accrue for the period after such date.

          SECTION 1.11. Bonds of Collateral Series A which have been redeemed or have been paid at maturity shall not be reissued as bonds of said series, but may be made the basis for the issuance of additional bonds of any series hereafter created, or credits may be taken or cash withdrawn on the basis thereof under any applicable provisions of the 1941 Mortgage or any future supplemental indenture.

                                     ARTICLE II.


                                 Confirmation of Lien

          SECTION 2.01. The Company, in order to record the description of, and confirm unto the Trustee, certain property acquired after the execution and delivery of the 1941 Mortgage and now subject to the lien thereof by virtue of the provisions of the 1941 Mortgage conveying to the Trustee property acquired after its execution and delivery, by these presents does grant, bargain, sell, warrant, release, convey, assign, transfer, mortgage, pledge, set over and confirm unto Firstar Bank Milwaukee, National Association, as Trustee, and to its respective successors in said trust forever, subject to the rights reserved by the Company in and by other provisions of the Indenture and this Supplemental Indenture, all of the property described and mentioned or enumerated or referred to in a schedule hereto annexed and marked Schedule A, reference to said schedule for a description and enumeration of the property therein described and enumerated being hereby made with the same force and effect as if the same were incorporated herein at length;

          Together with all and singular the tenements, hereditaments and appurtenances belonging or in any wise appertaining to the aforesaid property or any part thereof with the reversion and reversions, remainder and remainders, tolls, rents and revenues, issues, income, product and profits thereof, and all the estate, right, title and interest and claim whatsoever, at law as well as in equity, which the Company now has or may hereafter acquire in and to the aforesaid property and every part and parcel thereof;

          To have and to hold all said properties, mortgaged, pledged or conveyed by the Company as aforesaid, or intended so to be, unto the Trustee and its successors and assigns forever, subject, however, to permissible encumbrances as defined in the 1941 Mortgage; but in trust, nevertheless, for the same purposes and upon the same conditions as are fully set forth in the Indenture, which is hereby referred to.

                                     ARTICLE III.


                         Particular Covenants Of The Company

          In addition to the covenants contained in the Indenture, the Company hereby covenants as follows:

          SECTION 3.01. That it is duly authorized under the laws of the State of Wisconsin and under all other applicable provisions of law to create and issue the bonds of Collateral Series A, and to execute and deliver this Supplemental Indenture, and that all corporate action on its part for the creation and issue of said bonds and the execution of this Supplemental Indenture has been duly and effectually taken, and that said bonds when issued and delivered to the owners thereof are and will be valid and enforceable obligations of the Company, and that the Indenture is and always will be a valid mortgage and deed of trust to secure the payment of said bonds.

          SECTION 3.02. That it is lawfully possessed of all the property mortgaged and pledged by the Indenture; that it will maintain and preserve the lien of the Indenture on the property mortgaged and pledged thereby in accordance with the terms thereof and hereof so long as any of the bonds issued thereunder are outstanding; and that it has good right and lawful authority to mortgage and pledge the property mortgaged and pledged thereby as provided in and by the Indenture; and that the same is free and clear of all liens and encumbrances, except permissible encumbrances as defined in the Indenture.

          SECTION 3.03. That the Company will duly and punctually pay to the registered owner of bonds of Collateral Series A issued under and secured by the Indenture and this Supplemental Indenture the principal and interest of said bonds at the dates and place and in the manner mentioned in such bonds.

          SECTION 3.04. That the Trustee shall not incur any liability by reason of any default, failure or delay on the part of the Company to observe or perform its covenants contained in this Article III.

                                     ARTICLE IV.


                                    Miscellaneous

          SECTION 4.01. The recitals of fact herein and in the bonds hereby created contained (except the Trustee's Certificate) shall be taken as statements of the Company and shall not be construed as made or warranted by the Trustee. The Trustee makes no representations as to the validity of this Supplemental Indenture or of the bonds issued under the Indenture by virtue hereof. Except as herein otherwise provided, no duties, responsibilities or liabilities are assumed, or shall be construed to be assumed, by the Trustee by reason of this Supplemental Indenture other than as set forth in the Indenture; and this Supplemental Indenture is executed and accepted on behalf of the Trustee, subject to all the terms and conditions set forth in the Indenture, as fully to all intents as if the same were herein set forth at length.

          SECTION 4.02. This Supplemental Indenture shall be construed in connection with and as a part of the Indenture.

          SECTION 4.03. (a) Whenever in this Supplemental Indenture either of the parties hereto is named or referred to, such reference shall be deemed to include the successors or assigns of such party, and all the covenants and agreements in this Supplemental Indenture contained by or on behalf of the Company or by or on behalf of the Trustee shall bind and inure to the benefit of the respective successors and assigns of such parties, whether so expressed or not.

          (b) The table of contents and the descriptive headings of the several Articles of this Supplemental Indenture were formulated, used and inserted in this Supplemental Indenture for convenience only and shall not be deemed to affect the meaning or construction of any of the provisions hereof.

          SECTION 4.04. (a) If any provision of this Supplemental Indenture limits, qualifies, or conflicts with another provision of this Supplemental Indenture or of the Indenture required or deemed to be included in indentures qualified under the Trust Indenture Act of 1939 (as enacted prior to the date of this Supplemental Indenture) by any of Sections 310 to 317, inclusive, of the said Act, such required provisions shall control.

          (b) In case any one or more of the provisions contained in this Supplemental Indenture or in the bonds, issued hereunder and under the Indenture should be invalid, illegal, or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected, impaired, prejudiced or disturbed thereby.

          SECTION 4.05. This Supplemental Indenture may be executed in several counterparts, and all said counterparts executed and delivered, each as an original, shall constitute but one and the same instrument.

          SECTION 4.06. This Supplemental Indenture shall be effective and binding from and after the time of actual execution and delivery thereof, notwithstanding the fact that such execution and delivery may occur prior or subsequent to ________ __, 199_.

          SECTION 4.07. The debtor and its mailing address is WISCONSIN PUBLIC SERVICE CORPORATION, 700 North Adams Street, P.O. Box 19001, Green Bay, Wisconsin 54307. The secured party and its address, from which information concerning the security interest hereunder may be obtained, is FIRSTAR BANK MILWAUKEE, N.A., NATIONAL ASSOCIATION, Corporate Trust Department, 1555 North RiverCenter Drive, Suite 301, Milwaukee, Wisconsin 53212.

          IN WITNESS WHEREOF, the party of the first part has caused its corporate name and seal to be hereunto affixed and this Supplemental Indenture to be signed by its Chairman, President or Vice President, and attested by its Secretary or an Assistant Secretary, for and in its behalf, and the party of the second part has caused its corporate name and seal to be hereunto affixed, and this Supplemental Indenture to be signed by its President, a Vice

President or an Assistant Vice President, and attested by its Secretary or an Assistant Secretary, for and in its behalf, all done as of the first day of December, 1998.

                              WISCONSIN PUBLIC SERVICE CORPORATION,


                              By:
                                 --------------------------------
                                   Vice President
(SEAL)

Attest:


-----------------------------
Secretary

Executed by Wisconsin Public Service
  Corporation, in presence of:

-----------------------------


-----------------------------

                              FIRSTAR BANK MILWAUKEE, N.A. NATIONAL ASSOCIATION
                                   As Trustee,


                              By:
                                 --------------------------------
                                   Vice President
(SEAL)

Attest:


-----------------------------

Assistant Secretary

Executed by Firstar Bank Milwaukee N.A., National Association in presence of:

-----------------------------



-----------------------------

STATE OF WISCONSIN  }
                    }  ss.
BROWN COUNTY        }

          Personally came before me this _______ day of __________, A.D. 1998, ______________, to me known to be the Vice President, and _______________, to me known to be the Secretary of the above-named WISCONSIN PUBLIC SERVICE CORPORATION, the corporation described in and which executed the foregoing instrument, and to me known to be the persons who as such officers executed the foregoing instrument in the name and behalf of said corporation, and acknowledged the same, and acknowledged that the seal affixed to said instrument is the corporate seal of said corporation, and that they signed, sealed and delivered said instrument in the name and behalf of said corporation by authority of its Board of Directors and said ______________ and _______________ then and there acknowledged said instrument to be the free act and deed of said corporation by each of them voluntarily executed.

          Given under my hand and notarial seal this _______ day of _____________, A.D. 1998.




                                   Notary Public, Brown County, Wisconsin
                                   My commission expires
                                                         -----------------
(NOTARIAL SEAL)

STATE OF WISCONSIN  }
                    }  ss.
MILWAUKEE COUNTY    }

          Personally came before me this ______ day of ____________, A.D. 1998, _________________, to me known to be a Vice President and ________________, to me known to be an Assistant Secretary of the above-named FIRSTAR BANK MILWAUKEE, N.A., NATIONAL ASSOCIATION, the corporation described in and which executed the foregoing instrument, and to me known to be the persons who as such officers executed the foregoing instrument in the name and behalf of said corporation, and acknowledged the same, and acknowledged that the seal affixed to said instrument is the corporate seal of said corporation, and that they signed, sealed and delivered said instrument in the name and behalf of said corporation by authority of its Board of Directors and said _________________ and _________________ then and there acknowledged said instrument to be the free act and deed of said corporation by each of them voluntarily executed.

          Given under my hand and notarial seal this ______ day of _____________, A.D. 1998.



                                   ------------------------------------------
                                   Notary Public, Milwaukee County, Wisconsin
                                   My commission is permanent

(NOTARIAL SEAL)




This instrument was drafted by Attorney Michael S. Nolan of the law firm of Foley & Lardner, Milwaukee, Wisconsin.

                                      SCHEDULE A

     The property referred to in Article II of the foregoing Supplemental Indenture from Wisconsin Public Service Corporation to Firstar Bank Milwaukee N.A., National Association (successor to Firstar Trust Company, formerly known as First Wisconsin Trust Company), Trustee, dated as of December 1, 1998 is that herein specifically described and enumerated or referred to in Parts I and II of this Schedule A:

                      PART I  -  PROPERTY LOCATED IN WISCONSIN


                                     BROWN COUNTY

WO 1514-93

     Lot 7, Block 26, Eastman's Addition, City of Green Bay, Brown County, Wisconsin.

WO 1590-93

     Lot Seven (7), Block Fifty-eight (58), according to the recorded Map of Eastmans Addition to the City of Green Bay, in the City of Green Bay, East Side of Fox River, Brown County, Wisconsin.

WO 1504-96

     Lot Eight (8), Block Twenty-six (26) in Eastman's Addition to the City of Green Bay, Brown County, Wisconsin, according to the recorded Plat thereof.

Tax Parcel No. 7-311.

PROJECT ID 0159996000

     Those parts of Lots 1 and 2, George Langton's Subdivision of the North 7/9ths of Private Claim 25, West, according to the recorded Plat thereof, in the Village of Ashwaubenon, Brown County, Wisconsin described as:

     Parcel I: Commencing at the intersection of the South line of County Highway "HH" (Hanson Road) and the West line of U.S. Highway 41; thence South 29 DEG. 58' 40" West along the West line of U.S. Highway 41, 625 feet to the POINT OF BEGINNING; thence continuing South 29 DEG. 58' 40" West along the West line of said U.S. Highway 41, 350 feet; thence North 64 DEG. 03' West 1543.41 feet to the West line of said Lot 2; thence North 25 DEG. 47' East along said West line 349.13 feet; thence South 64 DEG. 03' East 1569.00 feet to the point of beginning, EXCEPTING THEREFROM the East 50 feet and the West 40 feet both being used for road purposes, AND EXCEPTING THEREFROM the following:

     That part of Lot 1, George Langton Subdivision of the North 7/9ths of Private Claim 25, West side of Fox River, according to the recorded Plat thereof, in the Village of Ashwaubenon, Brown County, Wisconsin, described as follows:

Commencing at the intersection of the South line of County Highway "HH" (Hanson Road), and the West line of U.S. Highway 41, thence South 29 DEG. 58' 40" West, 625.0 feet along the West line of U.S. Highway 41; thence North
64 DEG. 03' 00" West, 615.60 feet to the Northwest corner of property described in Jacket 1847 Image 3, Brown County Records being the POINT OF BEGINNING; thence South 25 DEG. 47' 00" West, 319.74 feet along the Westerly boundary of said Jacket 1847 Image 3; thence North 63 DEG. 06' 53" West, 75.60 feet; thence North 26 DEG. 13' 29" East, 318.51 feet; thence South 64 DEG. 03' 00" East, 73.13 feet along the Westerly extension of the Northerly line of Jacket 1847 Image 3 to the point of beginning, AND EXCEPTING THEREFROM THE
FOLLOWING:

     Commencing at the intersection of the South line of County Highway "HH" (Hanson Road) and the West line of U.S. Highway 41; thence South 29 DEG. 58' 40" West along the West line of said Highway 625.00 feet to the place of beginning of the property to be herein excepted; thence continuing South
29 DEG. 58' 40" West along the West line of said U.S. Highway 41, 350.00 feet; thence North 64 DEG. 03' West 590 feet; thence North 25 DEG. 47' East and parallel with the West line of said Lot 2, 349.13 feet to the North line of the above described tract; thence South 64 DEG. 03' East along the North line of the above described tract to the place of beginning; Together with an easement over the following:

     PARCEL II: A strip of land 19 feet in width, being 9 1/2 feet wide on each side of the following described center line:

     Commencing at the intersection of the South line of County Highway "HH" (Hanson Road) and the West line of U.S. Highway 41; thence South 29 DEG. 58' 40" West along the West line of U.S. Highway 41, 625 feet; thence continuing South 29 DEG. 58' 40" West along the West line of said U.S. Highway 41, 350 feet; thence North 64 DEG. 03' West 590.00 feet; thence North 25 DEG. 47' East
17.5 feet to the place of beginning of the centerline of the railroad spur tract easement; thence South 56 DEG. 44' East 209.6 feet to the point of intersection with the centerline of an existing railroad spur track on the adjacent property of Wisconsin Public Service Corporation and thence terminating, EXCEPTING THEREFROM that portion of the described easement area lying South of the line described in the foregoing description as bearing North 64 DEG. 03' West 590.00 feet; being the easement set out in a certain Grant of Appurtenant Easement, dated December 20, 1974 and recorded in the office of the Register of Deeds for Brown County, Wisconsin in Volume 1099 of Records, Page 19; Together with an easement over the following:

     Parcel III: The North 40 feet of the East 500 feet of the property described in Volume 733 of Records, Page 624, Brown County, Wisconsin Records
being described as:   Commencing at the intersection of the South line of
County Trunk Highway "HH" (Hanson Road) and the West line of U.S. Highway 41; thence South 29 DEG. 58' 40" West along the West line of said highway 975.0 feet to the POINT OF BEGINNING; thence continuing South 29 DEG. 58' 40" West
843.19 feet; thence North 63 DEG. 22' 08" West 1481.67 feet; thence North
25 DEG. 47' East 823.49 feet; thence South 64 DEG. 03' East 1543.41 feet to the place of beginning, being the Easement dated December 27, 1974 and recorded in the office of the Register of Deeds for Brown County, Wisconsin in Volume 1099 of Records, Page 542.

     Tax Parcel No. VA-177-4

PROJECT ID 0151196000

     Lot 11, Block 26 Eastman's Addition City of Green Bay, Wisconsin.

     Parcel Identification No. 7-314

                                    DOOR COUNTY

PROJECT ID 0150596000

     Part of the Southwest one-quarter of the Southwest one-quarter (SW 1/4-SW 1/4) of Section 20, Township 30 North, Range 27 East, Town of Egg Harbor, Door County, Wisconsin, described as follows:

     The northerly 50 feet of the southerly 233 feet of the easterly 265 feet of the westerly 298 feet and the easterly 85 feet of the westerly 298 feet of the northerly 150 feet of the southerly 183 feet.

     Parcel Identification No. 008-03-20302733A

                                   LINCOLN COUNTY

PROJECT ID 0155896000

     That part of the Southwest One-quarter of the Southwest One-quarter (SW 1/4 SW 1/4), Section One (1), Township Thirty-four (34) North, Range Six (6) East, Town of Bradley, Lincoln County, Wisconsin described as follows:

     Commencing at the Southwest corner of said SW 1/4 SW 1/4; thence N
89 DEG. 23' E., 100 feet to the point of beginning; thence N. 0 DEG. 37' W., 160 feet; thence

N. 89 DEG. 23' E., 275 feet; thence S. 0 DEG. 37' E., 160 feet; thence
S. 89 DEG. 23' W., 275 feet to the point of beginning.

     Tax Parcel No. Part of 04.013406.011.001

                                  MARATHON COUNTY

WO 1522-93

     Parcel one (1) of Certified Survey Map No. 5351 recorded in the office of the Register of Deeds for Marathon County, Wisconsin, in Volume 19 of Certified Survey Maps on page 219; being a part of the Southwest quarter (SW 1/4) of the Southeast quarter (SE 1/4) of Section three (3), Township twenty-seven (27) North, Range seven (7) East, in the Town of Kronenwetter, Marathon County, Wisconsin; subject to existing easements of record.

WO 1541-95

     Parcel two (2) of Certified Survey Map No. 8726 recorded in the office of the Register of Deeds for Marathon County, Wisconsin, in Volume 34 of Certified Survey Maps on page 104, as Document Number 1055283; being a part of the Southeast quarter (SE 1/4) of Section three (3), Township twenty-seven
(27) North, Range seven (7) East, in the Town of Kronenwetter, Marathon County, Wisconsin.

WO 1546-95

     The West seven hundred fifty (750) feet of the Northwest quarter (NW 1/4) of the Southeast quarter (SE 1/4) of Section three (3), Township twenty-seven (27) North, Range seven (7) East, in the Town of Kronenwetter, Marathon County, Wisconsin.

                                  MARINETTE COUNTY

WO 1551-92

     Outlet 1 of Certified Survey Map No. 776 as recorded as Document No. 514964 in the Marinette County Register of Deeds Office, lying in part of the Southeast one-quarter of the Southwest one-quarter (SE1/4-SW1/4), Section 14, Township 30 North, Range 20 East, Village of Coleman, Marinette County, Wisconsin.

WO 1554-94

     Lot 1 of Certified Survey Map No. 887 as recorded in the Marinette County Register of Deeds Office as Document No. 528522; being part of Government Lot 2, Section 21, Township 32 North, Range 20 East, Town of Stephenson, Marinette County, Wisconsin.

WO 1555-94

     That part of the Southwest one-quarter of the Northwest one-quarter (SW 1/4 - NW 1/4) of Section 29, Township 32 North, Range 19 East, as recorded in Volume 276 of Deeds, Page 344, in the Marinette County Register of Deed office lying southwesterly of County Trunk Highway "W" and southeasterly of Schramm Road, Town of Stephenson, Marinette County, Wisconsin, containing approximately 2.23 acres.

WO 1532-94

     The South One-Half of the West One-Half of the Northeast Quarter of the Northeast Quarter (S 1/2 of W 1/2 of NE 1/4 of NE 1/4) and the South One-Half of the Northwest Quarter of the Northeast Quarter (S 1/2 of NW 1/4 of NE 1/4), all in Section Ten (10), in Township Thirty (30) North, of Range Twenty-three (23) East; situate in the Town of Peshtigo, Marinette County, Wisconsin.


                                   OCONTO COUNTY

WO 1556-95

     Lot One of Certified Survey Map No. 2233 recorded in Volume 13 Certified Survey Map Page 126, Document No. 426592, being part of the Southeast One-quarter of the Southwest One-quarter (SE 1/4 of the SW 1/4) of Section 23, Township 33 North, Range 15 East, Town of Townsend, Oconto County, Wisconsin.

WO 1557-95

     That part of the Northeast one-quarter of the Southeast one-quarter
(NE 1/4-SE 1/4), Section 5, Township 32 North, Range 16 East, that lies north of the Town Highway described as follows: Beginning at the East one-quarter section corner of said Section 5; thence running southwesterly along the north boundary of Town Highway 526.5 feet to an iron stake (said stake being 1-1/2 rods from center of Highway); thence north at right angles to said Highway boundary 144 feet to a stake on East-West one-quarter line; thence east along said one-quarter line 544.3 feet to place of beginning.

                                   ONEIDA COUNTY

PROJECT ID 0156196000

     That part of the NE 1/4 of the SE 1/4, Section 19, Township 36 North, Range 11 East, described as follows:

     Commencing at the East one-quarter corner of said Section 19; thence S. 0 DEG. 00'00" W., along the East line of the Southeast one-quarter of said
Section 19 a distance of 618.00 feet to the point of beginning. Thence continuing S. 00 DEG. 00'00" W., 225.00 feet; thence S. 89 DEG. 10'00" W.,
225.00 feet; thence N. 00 DEG. 00'00" E., 225.00 feet; thence N. 89 DEG.
10'00" E., 225.00 feet to the point of beginning.

     Part of Parcel Identification No. 01801 585


                                  SHEBOYGAN COUNTY

WO 1222-94

     A thirteen and four-tenths percent (13.4%) tenant-in-common interest in and to the following-described parcel of real property:

     Parcel 1:
     Part of Government Lot Three (3), Section 2, commencing 418.77 feet South and 1477.94 feet East of center of said Section, said point being the point of beginning, thence South 10 DEG. -4' West, 283.76 feet, thence South 21 DEG. -18' West to center of Black River, said point being 1185 feet East of the centerline of County Trunk EE, thence North to the center of Town Road, thence East to beginning, being a part of Section 2, Township 14 North, Range 23 East.

     Parcel 2:
     Also commencing 1185 feet more or less East of the Southwest corner of Government Lot Three (3), thence North to the center of Black River, thence downstream on center of said river, to the South line of Government Lot Three (3), thence West on said South line to beginning, being a part of Section 2, Township 14 North, Range 23 East.

     Tax Key #451300.

                       PART II  -  PROPERTY LOCATED IN MICHIGAN

                                  MENOMINEE COUNTY

WO 1517-93

     All that part of Government Lot One (1) of Section Eleven (11), Township Thirty-one (31) North, Range Twenty-seven (27) West, City of Menominee, Menominee County, Michigan, being bounded and described as follows:

     Commencing at the Southwest corner of Lot Twelve (12) of Block Three (3) of "Ludington and Carpenter's First Addition" to the City of Menominee, and subdivision of Blocks Eight (8), Fourteen (14) and Fifteen (15); thence South Thirty-four Degrees (34 DEG.) Twenty-five Minutes (25') East, One Hundred Fifty and Zero Hundredths (150.00) feet along the Easterly line of First Street, to a Five-eighths inch (5/8") diameter iron rod; thence North Fifty-five Degrees
(55 DEG.) Thirty-five Minutes (35') East, One Hundred Nineteen and Fifty-two Hundredths (119.52) feet (recorded as One Hundred Nineteen and Sixty-three Hundredths (119.63) feet) to an existing iron monument, and the point of beginning of the parcel hereinafter described.

     Thence Northeasterly, Sixty-one and Seventy-eight Hundredths (61.78) feet along the arc of a Two Hundred Six and Sixty-eight Hundredths (206.68) foot radius curve to the left, whose chord bears North Seventy-two Degrees (72 DEG.) Fifty-six Minutes (56') Thirty-six Seconds (36") East, Sixty-one and Fifty-five Hundredths (61.55) feet; thence North Ten Degrees (10 DEG.) Thirty-seven Minutes (37') Forty-three Seconds (43") East, Fifty-five and Forty-six Hundredths (55.46) feet; thence North Forty-five Degrees (45 DEG.) Twenty-eight Minutes (28') Forty-eight Seconds (48") West, Seventy-four and Seventy-three Hundredths (74.73) feet; thence North Seventy-nine Degrees (79 DEG.) Twenty-two Minutes (22') Seventeen Seconds (17") West, Sixty-eight and Ninety-six Hundredths (68.96) feet; thence Southwesterly, Twenty-five and One Hundredths (25.01) feet along the arc of a Three Hundred Eighteen and Sixty-nine Hundredths (318.69) foot radius curve to the left whose chord bears South Sixty-one Degrees (61 DEG.) Fifteen Minutes (15') Fifty-two Seconds (52") West, Twenty-five and Zero Hundredths (25.00) feet; thence South Fifty-nine Degrees (59 DEG.) One Minute (01') Zero Seconds (00") West, Twelve and Ninety-six Hundredths (12.96) feet; thence South Ten Degrees (10 DEG.) Thirty-seven Minutes (37') Forty-three Seconds (43") West, Thirty and Seventy-five Hundredths (30.75) feet to the Southwesterly right-of-way of vacated Harbor Drive (a/k/a Highway M-173); thence North Fifty-nine Degrees (59 DEG.) One Minute (01') Zero Seconds (00") East, Thirty-three and Thirty-eight Hundredths (33.38) feet along said right-of-way, and the Northwesterly line of lands described in Liber 211 of Deeds on Pages 302-303, to the point of curvature of a Two Hundred Ninety-five and Sixty-nine Hundredths (295.69) foot radius curve to the right; thence Northeasterly Thirty-eight and Ten Hundredths (38.10) feet along said right-of-way, along the arc of said curve having a chord bearing North Sixty-four Degrees (64 DEG.) Twenty-six Minutes (26') Fifty-seven

Seconds (57") East, Thirty-Eight and Eight Hundredths (38.08) feet; thence South Thirty-six Degrees (36 DEG.) Nineteen Minutes (19') Zero Seconds (00") East, One Hundred Seventeen and Eighty-two Hundredths (117.82) feet along the Easterly line of lands described in Liber 211 of Deeds on Pages 302-303; thence South Fifty-five Degrees (55 DEG.) Thirty-five Minutes (35') Zero Seconds (00") West, Fifty and Thirty-seven Hundredths (50.37) feet, along the Southeasterly line of said lands, to the point of beginning, containing Six Thousand Five Hundred Twenty-one and Eighty Hundredths (6,521.80) square feet.